Filed  #C20184-96
Jan  23  2001
By  the  Office  of
Dean  Heller  Secretary  of  State

                            CERTIFICATE OF CORRECTION
                      (PURSUANT TO NRS 78.0295 AND 80.007)

                             - REMIT IN DUPLICATE -

1. The name of the CORPORATION for which correction is being made: 3W CYBER LOGISTICS, INC.

2.     Description  of the original document for which correction is being made:
CERTIFICATE  OF  AMENDMENT  OF  ARTICLES  OF  INCORPORATION

3.     Filing  date  of  the  original  document:  JUNE  15,  2000

4. Description of the incorrect statement and the REASON it is incorrect or the manner in which the execution or other formal authentication was defective:
*Clerical  Error

THE CERTIFICATE OF AMENDMENT SHOULD HAVE INCLUDED A FORWARD SPLIT OF THE CORPORATION'S AUTHORIZED, ISSUED AND OUTSTANDING COMMON STOCK 100 TO 1 (THE "FORWARD STOCK SPLIT") SUCH THAT THE TOTAL AUTHORIZED NUMBER OF SHARES OF THE CORPORATION BEFORE THE EFFECTIVE DATE OF THE FORWARD STOCK SPLIT WAS TWENTY FIVE THOUSAND (25,000) SHARES OF COMMON STOCK AND THE TOTAL AUTHORIZED NUMBER OF SHARES AFTER THE EFFECTIVE DATE OF THE FORWARD STOCK SPLIT WAS TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) SHARES OF COMMON STOCK AND THEN AN INCREASE IN THE CORPORATION'S AUTHORIZED CAPITAL FROM TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) SHARES OF COMMON STOCK WITH A PAR VALUE OF $0.001 TO ONE HUNDRED MILLION (100,000,000) SHARES OF COMMON STOCK.

5. Correction of the incorrect statement or defective execution or authentication:

SECTION 4.01 NUMBER AND CLASS. The total authorized number of shares of authorized capital of the Corporation shall consist of One Hundred Million (100,000,000) shares at $0.001 par value after a previous forward stock split 100 to 1 of the authorized capital from Twenty Five Thousand (25,000) to Two Million Five Hundred Thousand (2,500,000) shares of Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

6.     Signature:

/s/  Yan,  Li  Ying                   Secretary                January  17, 2001
Signature  of  Corporate  Officer     Title  of  Officer       Date

* A REASON for the incorrect statement, execution or other authentication must be provided.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.